Exhibit 10.11

October 30, 2023
David L. Nunes
c/o Rayonier Inc.
1 Rayonier Way
Wildlight, FL 32097

Dear David:
    This letter memorializes our recent discussions regarding your planned retirement from Rayonier Inc. (the “Company”) and your assistance with the Company’s leadership transition.

1.    Transition Timing. You hereby agree that you will resign as Chief Executive Officer of the Company, effective as of the end of the day on March 31, 2024 (the “Transition Date”), and will (unless your employment has terminated prior to the Transition Date) continue to remain employed with the Company as a Senior Advisor to the Company’s board of directors (the “Board”) regarding public investor relations, shareholder engagement and such other matters as may be determined by the Board during the period (the “Transition Period”) from April 1, 2024 through September 30, 2024 (unless earlier terminated as set forth in Section 2(b) below), reporting jointly to the Board and to the Company’s new Chief Executive Officer. You hereby agree that you will resign, effective as of the Transition Date, from any offices, directorships and trusteeships that you hold with, or on behalf of, the Company or any of its affiliates.
2.    Transition Matters.
(a)    Compensation and Employee Benefits. During the Transition Period, you will receive a base salary at a rate equal to 50% of the rate currently in effect. You will remain eligible for an annual bonus for 2024 at the target bonus rate currently in effect, it being understood that such rate will be applied to your actual base pay received in 2024. You will remain eligible for equity compensation awards in 2024, the amount of which will be determined by the Compensation and Management Development Committee of the Board but is currently expected to represent 50% of the grant date value of the equity compensation awards made to you in 2023. For purposes of your equity compensation awards under the 2023 Rayonier Incentive Stock Plan and the Rayonier Incentive Stock Plan, as amended and effective October 16, 2020 (collectively, the “Equity Plans”), your termination of employment at the end of the scheduled Transition Period will be treated as a Retirement (as defined in the Supplemental Terms Applicable to the Performance Share and Restricted Stock Unit Award

Agreements In the Event of Retirement). During the Transition Period, you will remain a participant in the Company’s employee benefit plans.
(b)    Termination of Employment. Nothing herein shall be construed to preclude either you or the Company from terminating your employment at any time, with any such termination to be subject to the applicable terms of the Company’s annual bonus plan, Equity Plans and award agreements thereunder, and, if applicable, the Company’s Severance Pay Plan for Salaried Employees and Executive Severance Pay Plan, it being understood that you will continue to be a Tier I participant in the Executive Severance Pay Plan. Upon any such termination during the Transition Period, the Transition Period shall automatically conclude.
3.    Cooperation. From and after the termination of your employment with the Company, you agree to use your reasonable best efforts to respond and provide information to the Company regarding matters of which you have knowledge as a result of your relationship with the Company, and to provide reasonable assistance to the Company, its affiliates, and their representatives in defense of any claims that may be made against or by the Company and its affiliates. All reasonable out-of-pocket expenses that you incur in complying with this Section 3 will be borne by the Company. The Company hereby agrees that you will continue to be covered, at the Company’s expense, under the indemnification and insurance arrangements, in accordance with their terms, that the Company has in effect for current and former officers and directors of the Company and its affiliates.
4.    Restrictive Covenants. You hereby reaffirm your obligations under all confidentiality, noncompete, nonsolicit and other restrictive covenants contained in agreements with or plans or policies of the Company, including without limitation the equity award agreements and supplemental terms thereto. In addition, you agree that you shall not make any disparaging statements about the Company or its affiliates. Notwithstanding the foregoing, nothing herein shall preclude you from responding truthfully to any legal process or truthfully testifying in a legal or regulatory proceeding, or from complying with applicable disclosure obligations. You agree that the terms of this Section 4 (including the covenants referenced herein) were agreed to by mutual assent of the parties hereto, are supported by adequate consideration, are reasonable in time and scope, and serve to protect the legitimate economic interests of the Company and its affiliates. You further acknowledge and agree that your breach of the provisions of this Section 4 will cause the Company irreparable harm which cannot be adequately compensated by money damages, and that if the Company elects to prevent you from breaching such provisions by obtaining an injunction against you, there is a reasonable probability of the Company’s eventual success on the merits. You agree that if you commit any such breach or threaten to commit any such breach, the Company will be entitled to temporary and permanent injunctive relief from a court of competent jurisdiction, without posting any bond or other security and without the necessity of proof of actual damage, in addition to, and not in lieu of, such other remedies as may be available to the Company for such breach, including the recovery of money damages.
5.    Release of Claims. In consideration of, and as a condition to your receipt of, the compensation and benefits set forth herein in respect of the Transition Period, you agree to execute a release of claims against the Company and its affiliates on or within ten days following the Transition Date in the form attached as Exhibit A, and agree if requested to execute a release of claims in a substantially similar form upon the termination of your employment with the Company. The compensation and benefits set forth herein in respect of the Transition Period are contingent upon your execution and non-revocation of the releases contemplated by this Section 5.

6.    Miscellaneous.
(a)    Entire Agreement. This Agreement, the Executive Severance Pay Plan and applicable equity award agreements and supplemental terms thereto together constitute the entire agreement, and supersede any prior agreement or understanding, between you and the Company relating to your employment and service to the Company and its affiliates or any termination thereof. Except as specifically set forth herein, you shall not be entitled to any payment or other benefit relating to your service or termination of service with the Company, other than your vested rights under the employee benefit plans of the Company and its affiliates in which you participated. This Agreement may be amended only by written amendment duly executed by both parties hereto or their legal representatives and authorized by action of the Board.
(b)    Successors. This Agreement shall be binding upon, and inure to the benefit of, any successors and assigns of the Company. This Agreement (including the payments and benefits contemplated by Section 2) is personal to you, and you may not assign or transfer any of your rights or obligations hereunder (including to any person, entity, estate, heir or otherwise).
(c)    Severability. If any one or more of the provisions or parts of a provision contained in this Agreement (including, without limitation, Section 4) and the agreements herein shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provision or part of a provision of this Agreement and the agreements herein, but this Agreement and the agreements herein shall be reformed and construed as if such invalid, illegal or unenforceable provision or part of a provision had never been contained herein and such provisions or part thereof shall be reformed so that it would be valid, legal and enforceable to the maximum extent permitted by law.
(d)    Governing Law. This Agreement shall be governed in accordance with the laws of the State of Florida without regard to conflict of laws provisions.

Please confirm your agreement with the terms set forth above by signing below.

Sincerely,

/s/ Shelby Pyatt
Shelby Pyatt
On behalf of Rayonier, Inc.

Acknowledged and Agreed:

/s/ David Nunes
David Nunes

Exhibit A
CONFIDENTIAL WAIVER AND RELEASE OF CLAIMS

April 1, 2024

David L. Nunes
c/o Rayonier Inc.
1 Rayonier Way
Wildlight, FL 32097

Dear David:

In consideration of the compensation and benefits set forth in that certain letter agreement dated [insert date] (the “Agreement”) (all capitalized terms set forth but not defined herein shall have the meanings ascribed to them in the Agreement) to which this Confidential Waiver and Release of Claims (this “Release”) is attached, which you acknowledge constitute sufficient consideration and exceed any payment, benefit or other thing of value to which you might otherwise be entitled under any policy, plan or procedure of the Company or any prior agreement between you and the Company, you agree as follows:

1.You warrant and represent that your decision to accept this Release is (i) entirely voluntary on your part; (ii) not made in reliance on any inducement, promise or representation whether express or implied, other than the inducements, representations and promises expressly set forth in this Release and the Agreement; and (iii) not the result of any threats or other coercive action to induce acceptance of this Release.

2.In consideration of the compensation and benefits set forth in the Agreement in respect of the Transition Period, you agree irrevocably and unconditionally to release, acquit and forever discharge the Company, its employees, directors, officers, shareholders, agents, representatives, subsidiaries, parents, affiliates, predecessors, successors and assigns, on behalf of yourself, your spouse, your heirs and legal representatives, and all persons claiming through you, from all claims or causes of action that you have, known or unknown, including any claims or causes of action that have already been made or filed by you, which may by law be waived, including but not limited to those based on your employment with the Company. The waiver and release of claims contained herein includes any and all claims or causes of action under federal, state or local laws, and specifically includes, but is not limited to: (1) claims or causes of action pursuant to the Civil Rights Acts of 1964 and 1991, as amended (“Title VII”), the Equal Pay Act of 1963, the Age Discrimination in Employment Act of 1967, as amended (“ADEA”), the Americans with Disabilities Act, as amended, the Employee Retirement Income Security Act of 1974, the Fair Labor Standards Act, the Occupational Safety and Health Act, the Immigration Reform and Control Act of 1986, the Worker Adjustment and Retraining Notification Act of 1989, the Family and Medical Leave Act of 1993, the Pregnancy Discrimination Act, the National Labor Relations Act, the Uniformed Services Employment and Reemployment Act, the Sarbanes-Oxley Act of 2002, the Genetic Information Nondiscrimination Act of 2008, and the Lily Ledbetter Fair Pay Act of 2009; (2) claims or causes of action for wrongful discharge and/or breach of any alleged employment contract; and (3) claims or causes of action based on any tort, such as invasion of privacy, defamation, fraud and intentional infliction of emotional distress.

3.By signing this Release, you understand that, as part of the above paragraph, you voluntarily and knowingly waive any and all of your rights or claims under the ADEA that may have existed prior to the date you sign this Release. However, you acknowledge that you have been informed pursuant to the Federal Older Workers Benefit Protection Act of 1990 that you do not herein waive rights or claims under the Federal Age Discrimination in Employment Act that may arise after the date this Release is executed. This Release does not prohibit the following rights or claims: (1) claims that first arise after the date you sign this Release or which arise out of or in connection with the interpretation or enforcement of this Release itself; (2) your right to file a charge or complaint with the EEOC or similar federal or state agency, or your ability participate in any investigation or proceeding conducted by such agency, except you agree and understand that you will not seek or accept any personal relief, including, but not limited to, an award of monetary damages or reinstatement to employment in connection with such a charge or claims; (3) any rights or claims, whether specified above or not, that cannot be waived as a matter of law pursuant to federal, state or local statute. If it is determined that any claim covered by this Release cannot be waived as a matter of law, you expressly agree that this Release will nevertheless remain valid and fully enforceable as to the remaining released claims.

4.In the event that you breach any of your obligations under this Release, any outstanding obligations of the Company hereunder or under the Agreement shall immediately terminate, and, to the extent permitted by applicable law, any payments previously made to you in consideration for signing this Release shall be returned to the Company.

5.This Release waives rights to which you may be legally entitled. Accordingly, you should consult with an attorney prior to signing this Release.

6.You have twenty-one (21) days from the date you receive this Release within which to consider whether to sign this Release.

7.After you sign this Release, you will have seven (7) days in which to revoke this Release by delivering a written notice of revocation to me not later than 5:00 p.m. on the seventh (7th) day after you sign this Release at the address contained herein, and this Release shall not become effective or enforceable until the seven (7) day period has expired.

8.To the extent not otherwise governed by federal law, this Agreement shall be interpreted by the laws of the State of Florida, without reference to its choice of law provisions. Any action to enforce this Agreement shall be brought in a court of competent jurisdiction in and for Nassau County, FL.

9.This Release shall not in any way be construed as an admission by the Company that it has acted wrongfully with respect to you or any other person, or that the Company is liable to you in any way. You agree not to assert otherwise.

10.For the avoidance of doubt and notwithstanding anything to the contrary in this Release, nothing in this Release prohibits you from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, disclosing truthful information if legally required (whether by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process), or making other disclosures that are protected under the whistleblower provisions of federal law or regulation or otherwise exercising any legally protected whistleblower rights or receiving any whistleblower awards (including in each case pursuant to Rule 21F under the Securities Exchange Act of 1934). You do not need the prior authorization of the Company to make any such reports or disclosures, and you are not required to notify the Company that you have made such reports or disclosures. Furthermore, notwithstanding anything in this Release to the contrary, pursuant to the Defend Trade Secrets Act of 2016, you shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (i) in confidence to a government official or attorney for the purpose of reporting or investigating a suspected violation of law, (ii) in a complaint or other document filed in a lawsuit or other proceeding, as long as such filing is made under seal, or (iii) to an attorney representing you in a claim for retaliation for reporting suspected violations of law.

11.You agree to keep the terms of this Release confidential. Without limiting the generality of the foregoing, you specifically agree that you will not disclose information regarding this Release to any person other than your spouse, attorney or tax advisor or pursuant to a legal requirement. You agree that if you find it necessary to disclose the existence or terms of this Release to your attorney, tax advisor or spouse, you will advise such persons that they are under an obligation to maintain the confidentiality of such information before you disclose such information to them, and you shall remain liable and responsible for any disclosures made by the aforementioned persons.

12.The provisions of this Release are severable. If any provision is held to be invalid or unenforceable, it shall not affect the validity or enforceability of any other provision.

13.You acknowledge that you have carefully reviewed and understand this Release and that you have had sufficient time to consult with an attorney regarding this Release. Your signature will indicate that you accept and agree to its terms voluntarily and knowingly and with full understanding of its consequences.

RAYONIER INC.

BY:_____________________________________
PRINTED NAME: Shelby Pyatt
ITS: SVP, HR and IT

I have read and agree to the foregoing Confidential Waiver and Release. I have been given twenty-one (21) days to sign this Release. I have been advised to consult with an attorney prior to signing this Release and I understand that I have seven (7) days from the date indicated below in which to revoke this Release.

SIGNED:

________________________________________
DAVID L. NUNES

DATE:___________________________________